Exhibit 99.1

Newmont to Add Profitable Production with

Purchase of Cripple Creek & Victor Mine in Colorado

DENVER, June 8, 2015 – Newmont Mining Corporation (NYSE: NEM) (“Newmont” or “the Company”) announced it has entered into a definitive purchase agreement to acquire the Cripple Creek & Victor (“CC&V”) gold mine in Colorado from AngloGold Ashanti Ltd.

Newmont will purchase the producing operation for $820 million in cash at closing (subject to customary adjustments), plus a 2.5 percent net smelter return royalty for gold production from potential future underground ore. The acquisition will be funded with net proceeds generated from a common equity issuance of 29 million shares, and supplemented with cash from Newmont’s balance sheet.

“CC&V represents a value-accretive opportunity for Newmont to improve mine life and costs in a favorable jurisdiction. Consistent with what we’ve achieved elsewhere, we believe we can lower direct mining costs by up to ten percent through improved productivity and optimization. We also look forward to learning from CC&V’s experts and welcoming their experienced workforce to the Newmont team,” said Gary Goldberg, Newmont’s President and Chief Executive Officer. “Funding the acquisition with equity allows Newmont to maintain financial flexibility while continuing to develop profitable projects.”

CC&V’s expansion – which includes a new leach pad and recovery plant, and a new mill to augment production – is about two-thirds complete. Acquiring CC&V will support Newmont’s strategy to lead the gold sector in value creation by:

•	Offering strong earnings and cash flow with additional opportunities to improve value

•	Adding between 350,000 and 400,000 ounces of gold per year in 2016 and 2017 at all-in sustaining costs of between $825 and $875 per ounce

•	Strengthening the reserve base – Newmont will report year-end 2015 Reserves and Resources according to its Standards in early 2016

•	Retaining CC&V’s experienced workforce to ensure business continuity

Newmont has generated nearly $1.5 billion through fairly valued asset sales over the last two years. The Company lowered its all-in sustaining costs by 18 percent and its net debt by $1.4 billion in the first quarter of 2015 compared to the prior year, and remains on track to deliver new, profitable gold production from its organic growth projects. These include the Turf Vent shaft in Nevada, producing in late 2015; Merian in Suriname, producing in late 2016; and Long Canyon Phase 1 in Nevada, producing in 2017.

The transaction is expected to close in the third quarter of 2015, subject to regulatory approvals and the satisfaction of other conditions precedent.

In connection with the transaction, Citi acted as lead financial advisor to Newmont, with Goldman Sachs also providing financial advice, and Davis Graham & Stubbs acting as legal advisor.

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Conference Call Information

A conference call to discuss the transaction will be held on Tuesday, June 9, 2015 at 7:30 a.m. Eastern Time (5:30 a.m. Mountain Time).

Conference Call Details

Dial-In Number	800.857.6428
Intl Dial-In Number	517.623.4916
Leader	Meredith Bandy
Passcode	Newmont

Webcast Details

URL

http://event.on24.com/r.htm?e=1007503&s=1&k=D712EE6485667A0FCB8F19D1516A1E4C

About Newmont

Newmont is a leading gold and copper producer. The Company employs approximately 28,000 employees and contractors, with the majority working at managed operations in the United States, Australia, New Zealand, Ghana, Peru, Suriname and Indonesia. Newmont is the only gold producer listed in the S&P 500 index and in 2007 became the first named to the Dow Jones Sustainability World Index. The Company is an industry leader in value creation, supported by its leading technical, environmental, social and safety performance. Newmont was founded in 1921 and has been publicly traded since 1925.

About Cripple Creek & Victor

Located near Colorado Springs in Teller County, Colorado, Cripple Creek & Victor has been in operation since 1995. CC&V is a surface mine that provides ore to a crusher and a leach facility. The first mine expansion was completed in 2013, with a second expansion approved and initiated by AngloGold Ashanti in 2013. CC&V’s mill was mechanically completed in the first quarter of 2015. Mill commissioning and ramp up of production will continue through the remainder of the year. The new leach facility and associated recovery plant are expected to be commissioned during the second half of 2016.

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Investor Contact
Meredith Bandy	303-837-5143	meredith.bandy@newmont.com

Media Contact
Omar Jabara	303-837-5114	omar.jabara@newmont.com

Cautionary Statement Regarding Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided for under these sections. Such forward-looking statements may include, without limitation: (i) estimates of future consolidated and attributable production and sales; (ii) estimates of future costs applicable to sales and All-in sustaining costs; (iii) estimates of future consolidated and attributable capital expenditures; (iv) the Company’s efforts to continue delivering reduced costs and efficiency; (v) expectations regarding the development, growth and exploration potential of the Company’s projects; (vi) expectations regarding the repayment of debt from cash flows and existing cash; (vii) expectations regarding future price assumptions, financial performance and other outlook or guidance; (viii) statements regarding future sales of securities;

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completion and timing of the acquisition of the Cripple Creek and Victor (“CC&V”) mine in Colorado from AngloGold Ashanti Australia Limited and capital expenditures; and (ix) expectations regarding the mine life, production, costs applicable to sales and growth potential of CC&V. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s operations and projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of the Company’s current mineral reserve and mineralized material estimates; and (viii) the acceptable outcome of negotiation of the amendment to the Contract of Work and/or resolution of export issues in Indonesia other assumptions noted herein. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which the Company’s operates, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2014 Annual Report on Form 10-K, filed on February 20, 2015 and the Company’s Quarterly Report on Form 10-Q, April 24, 2015, each of which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on those forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements. The Company disclaims any intention or obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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